EXHIBIT 12(a)

FPL GROUP, INC. AND SUBSIDIARIES
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


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											      Three Months
												 Ended
												March 31,
												  2000
											       -----------
											       (millions)
Earnings, as defined:
  Net income ..............................................................................         $121
  Income taxes ............................................................................           57
  Fixed charges, included in the determination of net income, as below ....................           65
  Distributed income of independent power investments......................................           13
  Less: Equity in earnings of independent power investments ...............................            2
    Total earnings, as defined ............................................................         $254

Fixed charges, as defined:
  Interest charges ........................................................................         $ 62
  Rental interest factor ..................................................................            1
  Fixed charges included in nuclear fuel cost .............................................            2
  Fixed charges, included in the determination of net income ..............................           65
  Capitalized interest ....................................................................            5

    Total fixed charges, as defined .......................................................         $ 70

Ratio of earnings to fixed charges ........................................................         3.63
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